Exhibit 10.2

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of May 1, 2025, is by and among POTLATCHDELTIC CORPORATION, a Delaware corporation (“PotlatchDeltic”), POTLATCHDELTIC FOREST HOLDINGS, INC., a Delaware corporation (“Potlatch Forest”) and POTLATCHDELTIC LAND & LUMBER, LLC, a Delaware limited liability company and a taxable REIT subsidiary of PotlatchDeltic (“Potlatch Land & Lumber”, and, together with PotlatchDeltic and Potlatch Forest, the “Borrowers”), the Guarantors party hereto, the Lenders identified on the signature pages hereto, and KEYBANK NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, credit facilities have been established in favor of the Borrowers pursuant to the terms of that certain Credit Agreement dated as of December 14, 2021 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Existing Credit Agreement” and as amended by this Amendment, the “Amended Credit Agreement”) among the Borrowers, the guarantors from time to time party thereto (the “Guarantors”), the Lenders from time to time party thereto (the “Lenders”) and the Administrative Agent;

WHEREAS, the Lenders party hereto have agreed to amend the Existing Credit Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Amended Credit Agreement.

. Amendment. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Existing Credit Agreement is hereby amended as follows:

() The following new definition is hereby added to Section 1.01 of the Existing Credit Agreement in the appropriate alphabetical order:

“Tax Incentive Transaction” shall mean any arrangement between any Subsidiary of the Borrower and a development authority or other governmental authority or entity for the purpose of providing property tax incentives to such Subsidiary structured as a Sale and Leaseback Transaction whereby the applicable authority (i) acquires property from or on behalf of such Subsidiary (disregarding whether Borrowers continue to account for such property as property owned by the Borrowers or such Subsidiary), (ii) leases such property back to such Subsidiary (disregarding whether Borrowers account for such transaction as a lease), (iii) if and to the extent the governmental authority issues bonds to finance such acquisition, 100% of such bonds are purchased and held by the Borrower or a wholly-owned Subsidiary of the Borrower, (iv) the aggregate rental payments on the lease (disregarding any amount that is concurrently repaid to the Borrower or a Subsidiary in the form of debt service on any bonds or otherwise) does not exceed amounts such Subsidiary would have paid in taxes and other amounts had the Sale and Leaseback Transaction not occurred and (v) the Borrower or such Subsidiary has the option to terminate its lease and acquire or reacquire the property for nominal consideration (disregarding any additional consideration that is concurrently repaid to the Borrower or a Subsidiary in the form of repayment of any bonds or otherwise) at any time, subject to the advanced notice requirements set forth in the documents and agreements related to such Tax Incentive Transaction; provided that if at any time any of the foregoing conditions shall cease to be satisfied, such transaction shall cease to be a Tax Incentive Transaction. For the avoidance of doubt, an arrangement that would fit the definition of Tax Incentive Transaction shall be a Tax Incentive Transaction, notwithstanding that the governmental authority initially acquires the property and leases it to the Borrower or a Subsidiary of the Borrower in a transaction that would be a Sale and Leaseback Transaction if the property had been owned by a Subsidiary or the Borrower prior to entering into the lease.

(b) The definition of “Funded Indebtedness” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Funded Indebtedness” means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) the implied principal component of all obligations of such Person under Capital Leases, (f) the maximum amount of all performance and standby letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (g) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration (other than as a result of a Change of Control or an Asset Disposition that does not in fact result in a redemption of such preferred Capital Stock) at any time prior to the Maturity Date, (h) the principal portion of all obligations of such Person under Synthetic Lease Obligations, (i) all obligations of such Person to repurchase any securities issued by such Person at any time prior to the Maturity

Date which repurchase obligations are related to the issuance thereof, including, without limitation, obligations commonly known as residual equity appreciation potential shares, (j) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) (whether or not such transaction would be reflected on the balance sheet of such Person in accordance with GAAP), (k) all Funded Indebtedness of others secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (l) all Guarantees of such Person with respect to Funded Indebtedness of another Person and (m) the Funded Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Indebtedness is recourse to such Person. For the avoidance of doubt, any obligations of the Borrower or any Subsidiary under a Tax Incentive Transaction shall not constitute “Funded Indebtedness” for purposes of this Agreement.

(c) Section 7.01(h) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(h) to the extent constituting Indebtedness, Indebtedness under a Tax Incentive Transaction;

(d) Section 7.02(q) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(q) Liens, if any, securing obligations under a Tax Incentive Transaction on the property subject thereto, so long as the related Indebtedness is permitted by Section 7.01(h);

(e) Section 7.05(d) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(d) Asset Dispositions by the Borrowers and their Subsidiaries (i) of Property pursuant to Sale and Leaseback Transactions to the extent such disposition is permitted by Section 7.13 and (ii) any disposition or transfer made pursuant to a Tax Incentive Transaction; and

(f) Section 7.06 of the Existing Credit Agreement is hereby amended by adding a new paragraph (j) at the end of that Section as follows:

(j) Investments under a Tax Incentive Transaction.

(g) Section 7.13 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

7.13 Sale Leasebacks.

The Loan Parties will not permit any Consolidated Party to enter into any Sale and Leaseback Transaction after the date of this Agreement, except (a) a Tax Incentive Transaction and (b) with respect to any Sale and Leaseback Transaction that is not a Tax Incentive Transaction, to the extent the aggregate net book value of the Property sold or transferred (or to be sold or transferred) in connection with all such Sale and Leaseback Transactions does not exceed $25,000,000.

. Conditions Precedent. This Amendment shall become effective upon the satisfaction of the following conditions:

() Receipt by the Administrative Agent of counterparts of this Amendment duly executed by the Borrowers, the Guarantors, the Administrative Agent and the Required Lenders.

() The payment by the Borrowers of all fees and expenses due and payable as of the date hereof, including the reasonable out-of-pocket costs and expenses of the Administrative Agent and the reasonable fees and expenses of Reed Smith LLP, counsel to the Administrative Agent.

. Representations and Warranties. The Loan Parties hereby, jointly and severally, represent and warrant that:

(a) the representations and warranties contained in Article V of the Amended Credit Agreement are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date, and except that for purposes hereof, the representations and warranties contained in Sections 5.01(a) and (b) of the Amended Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Amended Credit Agreement,

(b) no Default exists under the Amended Credit Agreement on and as of the date hereof and after giving effect to this Amendment,

(c) this Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(d) this Amendment constitutes the legal, valid and binding obligation of each Loan Party, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(e) the execution, delivery and performance of this Amendment by each Loan Party will not: (i) contravene the terms of any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Loan Party; (ii) violate, contravene or materially conflict with any Law or any other law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (iii) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any material indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound or (iv) result in or require the creation of any Lien upon or with respect to its properties.

5. No Other Changes; Ratification. Except as expressly modified or waived hereby, all of the terms and provisions of the Amended Credit Agreement (including the schedules and exhibits thereto) and the other Loan Documents shall remain in full force and effect. The term “this Agreement” or “Credit Agreement” and all similar references as used in each of the Loan Documents shall hereafter mean the Amended Credit Agreement as amended by this Amendment. Except as herein specifically agreed, the Amended Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

6. Counterparts; Facsimile/Email. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Amendment by telecopy or electronic mail by any party hereto shall be effective as such party’s original executed counterpart.

7. Loan Modification. By its execution of this Amendment, the Borrowers hereby authorize the Administrative Agent to consider this Amendment its application for loan modification on the terms and conditions set forth herein.

8. Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

9. Entirety. This Amendment and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. These Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements between the parties.

10. Loan Document. This Amendment is a Loan Document.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS: POTLATCHDELTIC CORPORATION,

a Delaware corporation

By: /s/ Wayne Wasechek

Name: Wayne Wasechek

Title: Vice President and

Chief Financial Officer

POTLATCHDELTIC FOREST HOLDINGS, INC.,

a Delaware corporation

By: /s/ Wayne Wasechek

Name: Wayne Wasechek

Title: Vice President and

Chief Financial Officer

POTLATCHDELTIC LAND & LUMBER, LLC,

a Delaware limited liability company

By: /s/ Wayne Wasechek

Name: Wayne Wasechek

Title: Vice President and

Chief Financial Officer

GUARANTORS: POTLATCHDELTIC TIMBER, LLC,

a Delaware limited liability company

By: /s/ Wayne Wasechek

Name: Wayne Wasechek

Title: Vice President and

Chief Financial Officer

POTLATCH TIMBERLANDS, LLC,

a Delaware limited liability company

By: /s/ Wayne Wasechek

Name: Wayne Wasechek

Title: Vice President and

Chief Financial Officer

POTLATCHDELTIC MANUFACTURING, LLC

an Arkansas limited liability company

By: /s/ Wayne Wasechek

Name: Wayne Wasechek

Title: Vice President and

Chief Financial Officer

POTLATCHDELTIC REIT SOUTHEASTERN, LLC,

a Delaware limited liability company

By: /s/ Wayne Wasechek

Name: Wayne Wasechek

Title: Vice President and

Chief Financial Officer

ADMINISTRATIVE AGENT

AND LENDERS: KEYBANK NATIONAL ASSOCIATION, as Administrative Agent and a Lender

By:__/s/ Kristin Centracchio

Name: Kristin Centracchio

Title: Vice President

Bank of America, N.A.,

as a Lender

By: /s/ Daryl K. Hogge

Name: Daryl K. Hogge

Title: Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as a Lender

By: /s/ Jessy Hummel

Name: Jessy Hummel

Title: Executive Director

U.S. BANK NATIONAL ASSOCIATION,

as a Lender

By: /s/ Jameson Stelly

Name: Jameson Stelly

Title: Vice President – Portfolio Manager

AGWEST FARM CREDIT, PCA,

as a Lender

By: /s/ Jeremy A. Roewe

Name: Jeremy A. Roewe

Title: Vice President

Washington Federal Bank,

as a Lender

By: /s/ Kent Ikeda

Name: Kent Ikeda

Title: Sr. Vice President